UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 29, 2007

Electronics For Imaging, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Velocity Way

Foster City, California 94404

(Address of Principal Executive Offices)

(650) 357-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2007, the Compensation Committee of the Board of Directors of Electronics for Imaging, Inc. (the “Company”) approved an increase in the annual salary and target bonus percentage of John Ritchie, Chief Financial Officer of the Company, effective January 1, 2007. Mr. Ritchie’s 2007 salary and target annual cash bonus as a percentage of annual salary were increased to $310,000 and 55%, respectively.

The Compensation Committee had delayed its determination of executive compensation for 2007 pending the conclusion of the Company’s independent stock option investigation. The Compensation Committee affirmatively determined not to adjust the 2007 cash compensation for Guy Gecht, Chief Executive Officer of the Company, and Fred Rosenzweig, President of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 2, 2007	ELECTRONICS FOR IMAGING, INC.
	By:	/s/ Guy Gecht
	Name:	Guy Gecht
	Title:	Chief Executive Officer